UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549


                                  FORM 8-K
                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     Date of Report (Date of earliest event reported): January 31, 2005

                          VISKASE COMPANIES, INC.
       (Exact name of registrant as specified in its charter)


Delaware                           3089                      95-2677354
(State or other jurisdiction     (Primary Standard           (IRS Employer
of incorporation)                Industrial Classification   Identification
                                 Code Number)                No.

625 Willowbrook Centre Parkway, Willowbrook, Illinois            60527
        (Address of principal executive offices)              (Zip Code)


                              (630) 789-4900
          (Registrant's telephone number, including area code)

                               Not Applicable
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Effective as of January 31, 2005, Viskase Companies, Inc. ("Viskase") entered into a Separation Agreement (the "Separation Agreement") with Stephen E. Foli, Vice President, Worldwide Operations, of Viskase, pursuant to which the parties have mutually agreed to terminate the employment relationship between Mr. Foli and Viskase. The Separation Agreement sets forth certain agreements and understandings between the parties associated with Mr. Foli's termination. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Effective on January 31, 2005, Stephen E. Foli terminated his employment as Vice President, Worldwide Operations, of Viskase, as described under Item
1.01 above The description under Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.     Description
----------      -----------

10.1            Separation Agreement by and between Viskase Companies, Inc.
                and Stephen E. Foli dated as of January 31, 2005.

                               SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VISKASE COMPANIES, INC.

                              By:  /s/ Gordon S. Donovan
                                   ----------------------------
                                   Gordon S. Donovan
                                   Vice President and Chief Financial Officer

Date: February 3, 2005